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                                                                    EXHIBIT 10.1

                                COMMON AGREEMENT

     This COMMON AGREEMENT, dated as of March 12, 2007, is made and entered into by and between CMS Enterprises Company, a Michigan corporation ("CMS"), and Lucid Energy, LLC, a Michigan limited liability company ("Lucid").

                                   WITNESSETH:

     WHEREAS, CMS, through certain of its subsidiaries, is engaged in Michigan-based natural gas transmission, gathering, storage and processing businesses (the "Michigan Businesses") as well as Argentina-based natural gas transmission and marketing and independent power production businesses (the "Argentine Businesses" and collectively with the Michigan Businesses, the "Businesses") and directly or indirectly holds related options and rights that CMS or its Affiliates intend to grant to Lucid in conjunction with the Businesses pursuant to separate agreements;

     WHEREAS, CMS and Lucid and their respective Affiliates contemporaneously herewith are entering into separate Agreements of Purchase and Sale in the forms of Annex A (the "Argentine Sale Agreement") and Annex B (the "Michigan Sale Agreement") relating to the sales of the Argentine Businesses and the Michigan Businesses, respectively. The Argentine Sale Agreement and the Michigan Sale Agreement collectively are referred to as the "Sale Agreements." When used in this Common Agreement in connection with either or both of the Sale Agreements, the terms "Seller" and "Buyer" shall mean the entities named as Seller and Buyer in Annex A and Annex B, as applicable.

     WHEREAS, it is the intention of CMS and Lucid that each of the transactions contemplated by this Common Agreement and by the Sale Agreements, as well as the grant of the related options and rights, will be consummated if and only if all such transactions are consummated concurrently;

     NOW, THEREFORE, in consideration of the Buyer and Seller entering into the Sale Agreements and CMS or its Affiliates granting Lucid or its Affiliates the options and rights, and other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

     1. Contemporaneous Closing and Grant; Aggregate Consideration.

     (a) CMS and Lucid hereby agree that the consummation of the transactions contemplated by each of the Argentine Sale Agreement and the Michigan Sale Agreement, as well as the grant of the options and rights, will only occur if each such consummation occurs simultaneously under both of the Sale Agreements. Notwithstanding the foregoing, the obligations and rights under each of the Argentine Sale Agreement and the Michigan Sale Agreement accrue solely to the respective Buyer and Seller as defined therein in Annex A and Annex B.

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     (b) At the contemporaneous consummation of the transactions contemplated under the Sale Agreements, Lucid hereby agrees to cause the aggregate purchase price under the Sale Agreements of One Hundred Eighty Million Dollars ($180,000,000), less the amount paid to CMS Generation Co. in connection with the Empresa Nacional de Electricidad S.A. exercise of its right of first offer for certain shares owned by CMS Generation Co., to be paid to CMS or its designated Seller entities in order to so consummate the transactions contemplated by of each of the Argentine Sale Agreement and the Michigan Sale Agreement according to their respective terms.

     (c) Notwithstanding that the consummation of the transactions contemplated by the Sale Agreements are contemporaneous and include the same parties, the transactions under the Sale Agreements are separate transactions and each of them shall stand alone. Neither party shall assert or set off any rights or claims or obligations that are involved, arise or are created under one Sale Agreement against any rights, claims or obligations owed or receivable under the other Sale Agreement.

     2. Further Assurances. CMS and Lucid agree that each of them shall enter into such additional agreements and deliver such documents and instruments as either of them deems reasonably necessary or appropriate to effect the contemporaneous Closings under the Sale Agreements and the grant of the Options and Rights as well as such related actions and transactions as are necessary to effect the transactions contemplated by this Common Agreement or the Sale Agreements.

     3. Miscellaneous. All of the provisions in Article VII of the Michigan Sale Agreement shall apply to this Common Agreement as if they were set forth herein.

     IN WITNESS WHEREOF, CMS and Lucid, by their duly authorized officers or managers, have executed this Agreement as of the date first written above.

CMS Enterprises Company                 Lucid Energy, LLC


By: /s/ Thomas W. Elward                By: /s/ Rai Bhargava
    ---------------------------------       ------------------------------------
    Thomas W. Elward                    Name: Rai Bhargava
Its: President and Chief Operating      Its: Chairman & CEO
     Officer